                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              KOMAG, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              KOMAG, INCORPORATED
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

To the Securities and Exchange Commission:

Enclosed is a copy of the Komag, Incorporated Notice of Annual Meeting and Proxy Statement together with the Company's Amended and Restated 1987 Stock Option Plan and its Management Bonus Plan which are subject to a vote of the stockholders at the Company's 1996 Annual Meeting.

                               KOMAG, INCORPORATED
                            275 SOUTH HILLVIEW DRIVE
                           MILPITAS, CALIFORNIA 95035

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1996

         The annual meeting of stockholders (the "Annual Meeting") of Komag, Incorporated (the "Company") will be held at the Holiday Inn, 777 Bellew Drive, Milpitas, CA 95035 on Tuesday, May 14, 1996, at 10:00 a.m. for the following purposes:

         1.   To elect the Board of Directors for the following year.

         2. To amend the Company's Restated 1987 Stock Option Plan to: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Option Plan from 12,640,000 to 15,640,000 shares, (ii) eliminate the discretion of the Plan Administrator to grant options under the Discretionary Option Grant Program with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant, (iii) eliminate the loan provisions of the Option Plan pursuant to which one or more optionees would otherwise have the opportunity to finance the exercise of their outstanding options through the delivery of full-recourse promissory notes and (iv) to adjust the number of shares granted to non-employee Board members.

         3. To approve a Management Bonus Plan that will allow annual payouts to qualify as performance-based compensation under Internal Revenue Code Section 162(m).

         4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 29, 1996.

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on March 18, 1996 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Stephen C. Johnson,
                                    President and Chief Executive Officer

                                    Tu Chen,
                                    Chairman of the Board

Milpitas, California
April 9, 1996

                               KOMAG, INCORPORATED
                            275 SOUTH HILLVIEW DRIVE
                           MILPITAS, CALIFORNIA 95035

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1996


                                     GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Komag, Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting to be held on May 14, 1996. The Annual Meeting will begin at 10:00 a.m. at the Holiday Inn, 777 Bellew Drive, Milpitas, CA 95035. Stockholders of record on March 18, 1996 will be entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about April 9, 1996.

VOTING

         On March 18, 1996, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 50,878,126 shares of Common Stock outstanding. Each stockholder is entitled to one (1) vote for each share of Common Stock held by such stockholder. Directors will be elected by a plurality vote. Other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each such matter. Abstentions with respect to any matter other than the election of directors are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. Each stockholder voting for the election of directors may cumulate such stockholder's vote. Under cumulative voting, a stockholder is allowed one (1) vote per share multiplied by the number of directors to be elected (nine (9) at this meeting) and may cast such cumulative total for one
(1) nominee or may distribute such number among as many nominees as such stockholder chooses.

REVOCABILITY OF PROXIES

         Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 275 South Hillview Drive, Milpitas, California, 95035, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.


                                  ITEM NO. 1 --
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall be comprised of between eight (8) and twelve (12) directors, with the exact number to be fixed by the Board. The currently authorized number is nine (9) directors. At the Annual Meeting, nine (9) directors will be elected to serve until the Company's next Annual Meeting and until their successors are elected and qualified. The Board of Directors has selected nine (9) nominees, all of which are current directors of the Company.

          Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The nine (9) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR UNTIL THE NEXT ANNUAL MEETING AT WHICH TIME THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

DIRECTORS AND NOMINEES

         Set forth below is information regarding the directors and nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of March 18, 1996.

                                                                                                      YEAR
                                                                                                      FIRST
                                                       PRINCIPAL                                     ELECTED
           NAME                                        OCCUPATION                           AGE      DIRECTOR
           ----                                        ----------                           ---      --------
Tu Chen(1)(2).....................  Chairman of the Board of the Company                    61         1983

Stephen C. Johnson(1)(2)..........  President and Chief Executive Officer of the            53         1983
                                    Company

Craig R. Barrett(4)...............  Executive Vice President and                            56         1989
                                    Chief Operating Officer, Intel Corporation




                                       2.

Chris A. Eyre(1)(3)...............  Private Investor                                        49         1983

Irwin Federman(4).................  General Partner, U.S. Venture Partners                  60         1983

George A. Neil(1)(3)..............  Senior Vice President, Asahi Glass America, Inc.        58         1994

Max Palevsky(4)...................  Private Investor                                        71         1984

Anthony Sun(3)....................  General Partner, Venrock Associates                     43         1983

Masayoshi Takebayashi(1)(4).......  President, Chief Executive Officer and Chief            60         1992
                                    Financial Officer, Kobe Precision, Inc.

- ----------

(1)      Member of the Nominating Committee.
(2)      Member of Special Stock Option Plan Administration Committee.
(3)      Member of Audit Committee.
(4)      Member of Compensation and Primary Stock Option Plan Committee.

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

         Dr. Chen is a founder of the Company and has served as Chairman of the Board of the Company from its inception in June 1983. From 1971 to June 1983, he was a Member, Research Staff and principal scientist at Xerox Corporation's Palo Alto Research Center. From 1968 to 1971, Dr. Chen was employed as a research scientist for Northrop Corp. Dr. Chen is a director of Asahi Komag Co., Ltd. and Headway Technologies, Inc.

         Mr. Johnson is a founder of the Company and has served as President, Chief Executive Officer and a director of the Company since September 1983. Mr. Johnson is a director of Komag Overseas, Ltd., Asahi Komag Co. Ltd., Komag Material Technology, Inc., Dastek Holding Company, Dastek (M) Sdn. Bhd., 3COM Corporation and Uniphase Corporation. From 1977 to 1983, Mr. Johnson was an officer of Boschert Incorporated, a manufacturer of switching power supplies, initially as Vice President, Marketing and subsequently as President and Chief Executive Officer.

         Dr. Barrett has served as a director of the Company since April 1989. Since 1974 he has been employed by Intel Corporation in a variety of capacities, currently as a director (elected January 15, 1992) and as Executive Vice President and Chief Operating Officer. From 1989 to 1990, Dr. Barrett was Senior Vice President and General Manager of the Microcomputer Components Group. From 1987 to 1989, he was Senior Vice President and General Manager of the Components Technology and Manufacturing Group, and from 1985 to 1987, he served as Vice President and General Manager of the Components Technology and Manufacturing Group.

         Mr. Eyre has served as a director of the Company since September 1983. Mr. Eyre is a private investor and from 1980 to 1987 served as a general partner of Merrill, Pickard, Anderson & Eyre, a general partnership which manages a series of venture capital partnerships.

         Mr. Federman has served as a director of the Company since September 1983. In April 1990, Mr. Federman joined U.S. Venture Partners, a general partnership which manages a series of venture capital partnerships, as a general partner. From February 1988 to March 1990, Mr. Federman served as Managing Director of Dillon, Read & Co. Inc., an investment banking and securities firm. From 1979 until August 1987, Mr. Federman was President and Chief Executive Officer of Monolithic Memories, Inc. Mr. Federman was elected Vice Chairman of the Board of Directors of Advanced Micro Devices, Inc. ("AMD") when Monolithic Memories merged with




                                       3.

AMD, and served in that capacity until January 1988. He is also a director of Western Digital Corporation, Electronics for Imaging, Inc., SanDisk, Inc. and Telcom Semiconductor, Inc.

         Mr. Neil has served as Senior Vice President of Asahi Glass America, Inc. since January 1990. From March 1989 to January 1990, Mr. Neil was a consultant and President for Frenchtown Ceramics, a manufacturer of electronics and industrial ceramics. From August 1988 to July 1990, Mr. Neil was a consultant and President for Thunderbird Technologies, a company specializing in high-speed, low power integrated circuits. From May 1986 to May 1988, Mr. Neil served as Executive Vice President of Ceramic Process Systems, a manufacturer of precision electronic molded ceramics. From October 1961 to May 1986, Mr. Neil served in various management positions with Corning, Inc. including Executive Vice President of Iwaki Glass and President of Corning Japan. Mr. Neil was selected as a nominee pursuant to the terms of a Common Stock Purchase Agreement between the Company and Asahi Glass Co., Ltd. (See "Additional Information--Certain Relationships and Related Transactions" below).

         Mr. Palevsky has served as a director of the Company since November 1984. He was a member of the Governing Board of the Institute for Advanced Study, Princeton, New Jersey. Mr. Palevsky retired as a director and Chairman of the Executive Committee of Xerox Corporation in 1972. He is a director of Intel Corporation.

         Mr. Sun has served as a director of the Company since September 1983. Since 1979, he has been associated with Venrock Associates, a venture capital partnership, and has been a general partner since 1980. Mr. Sun is a director of Cognex Corporation, Conductus, Inc., Gupta Corporation, Inference Corp., Photonics Corporation and StrataCom, Inc.

         Mr. Takebayashi has served as a director of the Company since May 1992. Since September 1964, he has served in various positions with Kobe Steel, Ltd. and its subsidiaries, most recently as President, Chief Executive Officer and Chief Financial Officer of Kobe Precision, Inc., a wholly-owned subsidiary of Kobe Steel, Ltd., since January 1988. From January 1986 to December 1988, he was the General Manager, International Marketing and Sales Overseas Department of the Aluminum & Copper Division of Kobe Steel, Ltd. He is an Associate Director of Kobe Steel, Ltd. and a member of the Board of Directors of Komag Material Technology, Inc. Mr. Takebayashi was selected as a nominee pursuant to the terms of a Common Stock Purchase Agreement between the Company and Kobe Steel USA Holdings Inc. (See "Additional Information--Certain Relationships and Related Transactions" below.)

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1995, the Board of Directors held six (6) meetings. During this period, each of the directors, except Mr. Takabayashi, attended or participated in seventy-five percent (75%) or more of the aggregate number of Board of Directors meetings and committee meetings of the Board on which he served. Mr. Takabayashi attended three (3) Board of Directors meetings and two (2) of three (3) meetings of committees on which he serves. The Company has four standing committees: an Audit Committee, a Compensation and Primary Stock Option Plan Committee, a Nominating Committee, and a Special Stock Option Plan Administration Committee.

         The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's auditors regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee formally met four (4) times during the last fiscal year. This Committee currently consists of Messrs. Eyre, Neil and Sun.

         The Compensation and Primary Stock Option Plan Committee (the "Compensation Committee") reviews and approves the Company's general compensation policies and sets compensation levels for the Company's executive officers, as well as administers discretionary option grants under the Company's Restated 1987 Stock Option Plan (the "Option Plan") to Company officers who are subject to the short-swing profit restrictions of the




                                       4.

Federal securities laws. This Committee currently consists of Dr. Barrett and Messrs. Federman, Palevsky and Takebayashi. During fiscal 1995, the Compensation Committee formally met two (2) times. The Compensation Committee also met in January 1996 for discussion of fiscal 1995 and 1996 compensation matters.

         The Nominating Committee is responsible for recommending nominees for members of the Company's Board of Directors. This Committee currently consists of Dr. Chen, and Messrs. Eyre, Johnson, Neil and Takebayashi, with Dr. Chen serving as Chairman. This Committee held one (1) meeting in fiscal year 1995. The Nominating Committee has not instituted proceedings to consider nominees recommended by security holders, but may do so in the future.

         The Special Stock Option Plan Administration Committee (the "Secondary Committee") is responsible for the administration of discretionary option grants to non-officer employees. Such option grants are made pursuant to the Option Plan and comply with certain guidelines established by the Compensation Committee. The Secondary Committee currently consists of Dr. Chen and Mr. Johnson and performs its duties on an ongoing basis.

DIRECTOR REMUNERATION

         Non-employee Board members receive $4,500 per fiscal quarter and a $1,000 meeting fee for each Board of Directors meeting or Board Committee meeting attended, including telephonic meetings. Non-employee Board members are also eligible to receive periodic option grants under the Company's Stock Option Plan. Each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will receive, at the time of such initial election or appointment, a stock option grant for 30,000 shares of Common Stock In addition, on the date of each Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member will receive an option grant for 7,500 shares of Common, provided such individual has served on the Board for at least six months. Each option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service.

         Each of the non-employee Board Members re-elected at the 1995 Annual Meeting (Messrs. Barrett, Eyre, Federman, Neil, Palevsky, Sun and Takebayashi) received at the time an option grant for 10,000 shares with an exercise price of $20.5625 per share, after giving effect to the two-for-one stock split effective on December 21, 1995. Each option will become 100% exercisable for the option shares one year from the date of grant, assuming the optionee's continued service on the Board. However, the option will become immediately exercisable for all of the option shares upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each of these options will automatically be canceled, and each optionee will in return receive a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.




                                       5.

                     ITEM NO. 2 -- APPROVAL OF AMENDMENT TO
                         RESTATED 1987 STOCK OPTION PLAN

INTRODUCTION

         The stockholders are being asked to vote on a proposal to approve an amendment to the Company's Restated 1987 Stock Option Plan (the "Option Plan") which will (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Option Plan from 12,640,000 to 15,640,000 shares, (ii) eliminate the discretion of the Plan Administrator to grant options under the Discretionary Option Grant Program with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant and (iii) eliminate the loan provisions of the Option Plan pursuant to which one or more optionees would otherwise have the opportunity to finance the exercise of their outstanding options through the delivery of full-recourse promissory notes. All share numbers which appear in this proposal have been adjusted to reflect the two-for-one split of the Company's Common Stock that became effective December 21, 1995. However, the number of shares underlying future grants to non-employee Board members under the Automatic Option Grant Program have been adjusted to reflect both the two-for-one split and a twenty-five percent (25%) reduction in the number of shares to be granted after giving effect for the split. Thus, the number of shares automatically granted to directors is increased 150% rather than doubling as would otherwise have been occasioned by the terms of the Option Plan.

         The Board of Directors adopted this proposed amendment on January 24, 1996, subject to stockholder approval at the Annual Meeting. The Board believes the amendment is necessary in order to provide a sufficient reserve of Common Stock to allow the Company to continue to utilize option grants for purposes of attracting and retaining the services of key individuals essential to the Company's long-term success and by eliminating the provision allowing grants at a discount to market price to ensure that those option grants will have value only if the market price of the Common Stock appreciates over the market price in effect at the time of grant.

         The following is a summary of the principal features of the Option Plan as amended, together with the tax and accounting implications of transactions effected under the Option Plan. The summary, however, is not intended to be a complete description of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the corporate offices in Milpitas, California.

STRUCTURE

         The Option Plan is divided into two (2) separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. Under the Discretionary Option Grant Program, options may be issued from time to time to key employees (including officers) and consultants of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies). Under the Automatic Option Grant Program, the non-employee Board members will receive a series of automatic option grants over their continued period of service on the Board.

         As of March 18, 1996, approximately 270 employees (including twelve
(12) executive officers) were eligible to participate in the Discretionary Option Grant Program, and seven (7) non-employee Board members were eligible to participate in the Automatic Option Grant Program.




                                       6.

ADMINISTRATION

         The Option Plan (other than the Automatic Option Grant Program) is administered with respect to the Company's executive officers subject to the short-swing profit liabilities of Section 16 of the Securities Act of 1934 (Section 16 Insiders) by the Compensation Committee of the Board. With respect to all other participants, the Option Plan may be administered by either the Compensation Committee or the Secondary Committee of Board members appointed by the Board. The Compensation Committee, together with any such Secondary Committee, will be referred to in this summary as the Plan Administrator, and the Plan Administrator will have complete discretion (subject to the provisions of the Option Plan) to authorize option grants under the Option Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under that program.

SHARE RESERVE

         The total number of shares of Common Stock issuable over the term of the Option Plan may not exceed 15,640,000 shares, (including the 3,000,000-share increase subject to approval by the stockholders as part of this Proposal.) However, no individual participating in the Option Plan may be granted stock options for more than 3,000,000 shares in the aggregate over the term of the Option Plan, exclusive of any option grants made to that individual prior to January 1, 1994. Should any option terminate prior to exercise in full, the shares subject to the unexercised portion of that option will be available for subsequent option grants.

         Assuming stockholder approval of the 3,000,000-share increase, as of March 18, 1996, 5,658,687 shares were subject to outstanding option grants under the Option Plan 2,581,440 shares remained available for future grant (assuming passage of this Item No. 2), and 7,357,281 shares had been issued under the Option Plan. Several important features of the outstanding options should be noted:

                  - No outstanding option has an exercise price per share less than the fair market value per share of the Common Stock on the grant date.

                  - Approximately 75% of the outstanding options are special "evergreen" options which are intended to maintain the optionee's holdings at a sufficient level to provide a meaningful incentive for such individual to continue in the Company's employ. These evergreen options are accordingly granted to individuals who already hold an outstanding option or options under the Option Plan and utilize a special vesting schedule under which these options will not become exercisable for any of the option shares until the thirty-seventh (37th) month from the date of grant. Once the evergreen option does become exercisable, that option will vest in a series of twelve (12) successive equal monthly installments over the optionee's period of continued employment with the Company. Accordingly, a substantial portion of the outstanding options will provide no value or benefit to the option holders unless those individuals make a long-term commitment to continue in the Company's employ.

                  - No options have to date been exercised through financing provided under the Option Plan, and none of the outstanding options provide the optionees with any right to deliver a promissory note in payment of the exercise price of those options.




                                       7.

CHANGES IN CAPITALIZATION

         If any change is made to the Common Stock issuable under the Option Plan (by reason of any merger, consolidation or reorganization of the Company or any recapitalization, stock split, stock dividend, combination of shares, exchange of shares or other similar change affecting the outstanding Common Stock without the Company's receipt of consideration), then appropriate adjustments will be made to the maximum number and/or class of securities available for issuance under the Option Plan, the number and/or class of securities and price per share in effect under each outstanding option under the Discretionary Option Grant Program, and the maximum number and/or class of securities for which stock options may be granted to any one participant after December 31, 1993. Under the Automatic Grant Program, the number and/or class of securities for which automatic option grants are subsequently to be made to newly-elected or re-elected non-employee Board members and the number and/or class of securities and price per share in effect under each automatic grant outstanding would be similarly adjusted. All such adjustments will be designed so as to preclude the enlargement or dilution of participant rights and benefits under the Option Plan.

VALUATION

         The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 18, 1996, the closing selling price per share was $28.41.


                       DISCRETIONARY OPTION GRANT PROGRAM

GRANTS

         Under the Discretionary Option Grant Program, the Plan Administrator has complete discretion to determine the eligible individuals who are to receive discretionary option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule applicable to the grant, the status of that grant as an incentive stock option or non-statutory option under the Federal tax laws and the remaining terms of each such grant, subject to the provisions of the Option Plan and applicable Federal tax laws. All expenses incurred in administering the Option Plan will be paid by the Company.

PRICE AND EXERCISABILITY

         The exercise price per share for options granted under the Discretionary Option Grant Program may not be less than 100% of the fair market value per share of Common Stock on the grant date. Prior to January 24, 1996, the Plan Administrator had discretion to grant options under the Discretionary Option Grant Program with an exercise price equal to 85% of the fair market value per share of Common Stock on the grant date, but there are no outstanding options with such below-market exercise prices. No granted option will have a term in excess of ten years, and each option will become exercisable in a series of installments over the optionee's period of service with the Company.

         The exercise price may be paid in cash or in shares of the Common Stock of the Company. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

         No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than




                                       8.

by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

TERMINATION OF SERVICE

         Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. At any time while the options remain outstanding, the Plan Administrator will have complete discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Plan Administrator will also have complete discretion to accelerate the exercisability or vesting of those options in whole or in part, either at the time the option is granted or upon cessation of employment.

CORPORATE TRANSACTION

         Each outstanding option under the Discretionary Option Grant Program will become immediately exercisable for all of the shares of Common Stock subject to that option in the event of an acquisition of the Company by merger, consolidation or asset sale, unless the option is assumed by the successor corporation. Immediately following the consummation of such acquisition, all outstanding options will terminate, except to the extent assumed by the successor corporation (or its parent company).

LIMITED STOCK APPRECIATION RIGHTS

         One or more executive officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may be granted limited stock appreciation rights in tandem with their outstanding options. Any option with such a limited stock appreciation right in effect for at least six
(6) months will automatically be canceled upon the completion of a hostile tender offer for more than 50% of the Company's outstanding shares, and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

                         AUTOMATIC OPTION GRANT PROGRAM

TERMS

         Under the Automatic Option Grant Program, non-employee Board members will receive option grants at specified intervals over their period of Board service. The terms and conditions of these special grants may be summarized as follows:

                  1. Each individual who becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 30,000 shares of Common Stock to become exercisable in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date..

                  2. On the date of each Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member, provided such individual has been a Board member for at least six (6) months, will receive a non-statutory stock option to purchase an additional 7,500 shares of Common Stock to become 100% exercisable upon the optionee's completion of one (1) year of Board service measured from the grant date.




                                       9.

                  3. The size of each such individual annual grant has been adjusted to reflect the two-for-one split of the Common Stock which occurred on December 21, 1995 and revised stock option guidelines. The combination of the split and revised guidelines increased the shares to be automatically granted, both upon initial election or appointment and upon re-election to the Board, by a factor of 150% rather than 200% as would otherwise have been occasioned by the split under the terms of the Option Plan.

                  4. The exercise price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date, and each automatic option is to have a maximum term of ten (10) years measured from such grant date.

                  5. Each automatic option will remain exercisable for a six (6) month period following the optionee's termination of service as a Board member. However, should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then such option will remain exercisable for a twelve (12)-month period following such optionee's death and may be exercised by the personal representative of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of shares (if any) for which the option is exercisable at the time of the optionee's cessation of Board service.

                  6. Each automatic option will become immediately exercisable for all of the option shares as fully-vested shares of Common Stock in the event the Company is acquired by merger or asset sale or should there occur certain other changes in control or ownership of the Company.

                  7. Each automatic option in effect for at least six (6) months will automatically be canceled upon the occurrence of a hostile tender offer, and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over
(ii) the option price payable per share.

                  8. The remaining terms and conditions of each automatic option grant will in general conform to the terms summarized above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.




                                       10.

OPTIONS GRANTED

         The table below shows, as to each of the Named Executive Officers and each of the indicated groups, the following information with respect to stock options granted during the period from January 1, 1995 to March 18, 1996: (i) the number of shares of Common Stock subject to options granted under the Option Plan during that period and (ii) the weighted average option price per share for such options. Options to Named Executive Officers and other current executive officers do not become exercisable for any of the option shares until the thirty-seventh (37th) month following the date of grant. Once exercisable, each option will vest in a series of twelve (12) successive equal monthly installments over the optionee's period of continued employment with the Company. In addition, Messrs. Barrett, Eyre, Federman, Ishigaki, Palevsky, Sun and Takebayashi, as non-employee Board members, will, upon re-election to the Board at the Annual Meeting, receive at that time an automatic option grant for 7,500 shares with an exercise price per share equal to the closing selling price per share of Common Stock on the grant date and vesting as specified in the Automatic Option Grant Program. Over 70% of the options granted to employees who are not executive officers of the Company have the same vesting schedule as applied to the executive officers.

- ---------------------------------------------------------------------------------------------
                                                       NUMBER OF OPTION      WEIGHTED AVERAGE
                          NAME                          SHARES GRANTED         OPTION PRICE
           Stephen C. Johnson                               101,500               $17.63


           Tu Chen                                          101,500               $17.63


           T. Hunt Payne                                     52,700               $18.28


           Willard Kauffman                                  56,100               $17.94


           William L. Potts, Jr.                             43,350               $18.81


           All current executive                            573,550               $17.81
           officers as a group (12 persons)

           All current directors                             70,000               $20.56
           (other than executive officers)
           as a group (7 persons)

           All employees, who are not                     1,572,796               $19.56
           executive officers, as a group (258
           persons)
- ---------------------------------------------------------------------------------------------




                                       11.

NEW PLAN BENEFITS

         The following table sets forth certain information as to each of the Named Executive Officers and the various indicated groups regarding the options granted through March 18, 1996 which require the 3,000,000-share increase to the Option Plan for which stockholder approval is sought, together with the weighted average option price per share for such options. These grants have also been included in the Options Granted table above.

- ---------------------------------------------------------------------------------------------
                                                       NUMBER OF OPTION      WEIGHTED AVERAGE
                          NAME                          SHARES GRANTED         OPTION PRICE
           Stephen C. Johnson                                17,731               $24.31


           Tu Chen                                           17,731               $24.31


           T. Hunt Payne                                     10,394               $24.31


           Willard Kauffman                                  10,394               $24.31


           William L. Potts, Jr.                              9,354               $24.31


           All current executive                            103,745               $24.31
           officers as a group (12 persons)

           All current directors                                 --                   --
           (other than executive officers)
           as a group (7 persons)

           All employees, who are not                       272,223               $24.28
           executive officers, as a group (258
           persons)
- ---------------------------------------------------------------------------------------------




AMENDMENT AND TERMINATION OF THE PLAN

         The Board may amend or modify the Option Plan in any or all respects whatsoever. However, any amendments to the Automatic Option Grant Program (or any options outstanding thereunder) may not occur at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal tax laws. In addition, the Board may not amend the Option Plan without the approval of the Company's stockholders if such amendment would (i) materially increase the maximum number of shares issuable under the Option Plan or the maximum number of shares for which stock options may be granted per individual after December 31, 1993, except in connection with certain changes in the Company's capital structure, (ii) materially increase the benefits accruing to participants under the Option Plan, or (iii) materially modify the eligibility requirements for option grants under the Option Plan.

         The Board may terminate the Option Plan at any time, but in all events the Option Plan will terminate upon the earlier of January 22, 2002 or the date all shares available for issuance under the Option Plan are issued or canceled pursuant to the exercise or surrender of options granted under the Option Plan. Any options outstanding at




                                       12.

the time of the termination of the Option Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

FEDERAL TAX CONSEQUENCES

         Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

         For Federal tax purposes, dispositions are divided into two (2) categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

         Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the option price paid for such shares. If the optionee makes a qualifying disposition of the purchased shares, the Company will not be entitled to any income tax deduction.

         Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares at the date of exercise over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

         Stock Appreciation Rights. If an option granted under the Option Plan is canceled for an appreciation distribution paid in cash, the recipient will generally realize ordinary income, equal in amount to the cash received, and the Company will be entitled to a corresponding income tax deduction.

         Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the one (1) million dollar limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid under the Option Plan will remain deductible by the Company without limitation under Code Section 162(m).




                                       13.

ACCOUNTING TREATMENT

         The Company's earnings per share is computed using the weighted average number of shares of Common Stock outstanding and dilutive common stock equivalents. Common stock equivalents include shares issuable upon the assumed exercise of outstanding options reflected under the treasury stock method.

         Under generally accepted accounting principles, the grant or the exercise of options to purchase shares of the Company's Common Stock with an exercise price equal to the fair market value of the Company's Common Stock on the grant date does not generally require a charge to the Company's earnings. However, beginning in 1996, a new accounting standard requires that a fair value on the grant date be computed (using an option valuation model) for all options granted in 1995 and beyond. The Company will be required to disclose in the notes to the Company's financial statements the fair value of such options and the pro forma impact on the Company's annual net income and earnings per share as though the computed fair value had been treated as compensation expense.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the 1996 Annual Meeting is sought for approval of the amendment to the Option Plan. The Board of Directors believes that option grants under the Option Plan play an important role in the Company's efforts to attract, employ, and retain employees, directors, and consultants of outstanding ability. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL. IF THE STOCKHOLDERS DO NOT APPROVE THE PROPOSAL, THEN ANY OPTIONS GRANTED ON THE BASIS OF THE 3,000,000-SHARE INCREASE PROPOSED BY THIS AMENDMENT WILL TERMINATE WITHOUT BECOMING EXERCISABLE FOR ANY OF THE SHARES OF COMMON STOCK SUBJECT TO THOSE OPTIONS, AND NO FURTHER OPTIONS WILL BE GRANTED ON THE BASIS OF SUCH SHARE INCREASE. The Option Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Option Plan until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the Option Plan.

                                  ITEM NO. 3 --
                        APPROVAL OF MANAGEMENT BONUS PLAN

         Since the 1988 fiscal year, the Company has implemented a series of successive annual bonus plans for the Company's executive officers and certain other eligible individuals. These plans have been designed to provide the participants with cash bonuses each fiscal year paid from a pool based upon the Company's operating income for that year. Accordingly, the plans have provided the Company's officers and other key management personnel with a significant incentive to contribute to the Company's operating profits.

         By reason of Internal Revenue Code Section 162(m), the compensation payable by the Company to certain executive officers will remain deductible for federal income tax purposes only to the extent that compensation does not exceed one (1) million dollars per covered officer for the fiscal year. However, any compensation paid to those officers which qualifies as performance-based compensation under Code Section 162(m) will not be subject to this dollar limitation.

         The Compensation Committee of the Board of Directors has decided to revise the practice of establishing a separate bonus program each fiscal year and to implement a new management bonus plan (the "Bonus Plan") for the Company's executive officers and other eligible individuals which will automatically continue in effect from year to year. Accordingly, on March 18, 1996, the Board of Directors adopted the Bonus Plan to serve as the on-going annual cash incentive program for the Company's management. The Bonus Plan contains a number of features different from those in effect under the previous bonus programs. In order to qualify the compensation payable under the Bonus Plan as performance-based compensation, stockholder approval of the Bonus Plan is required.




                                       14.

Accordingly, the Board now seeks stockholder approval of the Bonus Plan at the Annual Meeting, and no payments will be made under the Bonus Plan for the 1996 fiscal year or any subsequent fiscal year unless such stockholder approval is obtained.

         The following is a summary of the principal features of the Bonus Plan. The summary, however, does not purport to be a complete description of all the provisions of the Bonus Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Milpitas, California.

PURPOSE

         The Bonus Plan will provide the Company's executive officers and other eligible individuals with a meaningful incentive to contribute to the Company's financial success by allowing them to share in a portion of the consolidated operating of the Company and specified subsidiaries of the Company. Accordingly, the bonus pool for each year will be funded out of the operating income of the Company and one or more subsidiaries selected by the Compensation Committee within the first ninety (90) days of each fiscal year.

ADMINISTRATION

         The Bonus Plan will be administered by the Compensation Committee of the Board. Each Board member currently serving on this Committee qualifies as an "outside director" pursuant to the applicable requirements of Internal Revenue Code Section 162(m).

ELIGIBILITY

         The individuals eligible for participation in the Bonus Plan will be limited to the Company's executive officers. However, the Compensation Committee will have the authority, exercisable at the start of any fiscal year, to include as participants for that fiscal year one or more employees in certain specified job grade levels who are not executive officers of the Company. In no event, however, will any individual be eligible to participate in the Bonus Plan for a particular fiscal year, unless that individual has completed at least six (6) months of employment with the Company or a participating subsidiary prior to the end of that fiscal year.

         The actual participants for each fiscal year will be selected by the Compensation Committee. An executive officer, once selected, will continue to participate in each succeeding fiscal year, unless the Compensation Committee affirmatively elects, prior to the start of any fiscal year, to exclude that individual from participation for one or more subsequent fiscal years.

         As of March 18, 1996, 12 executive officers and 258 other individuals in the specified job grade levels were eligible for participation in the Bonus Plan.




                                       15.

AGGREGATE BONUS POOL

         The aggregate bonus pool payable under the Bonus Plan each fiscal year will not exceed seven percent (7%) of the operating income of the Company and the participating subsidiaries. In no case, however, will the pool exceed eight percent (8%) of Company's total consolidated operating income for that year. In each case, the calculations of operating income and consolidated operating income will be in determined in accordance with generally accepted accounting principles, adjusted to exclude the following: (i) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for such fiscal year, (ii) any discretionary or matching contributions made to the Company's Savings and Deferred Profit-Sharing Plan or to the Company's Deferred Compensation Plan for such fiscal year, (iii) all items of gain, loss or expense for such fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board (APB No. 30),
(iv) all items of gain, loss or expense for such fiscal year related to restructuring charges of subsidiaries whose operations are not included in Operating Income for such fiscal year, (v) all items of gain, loss or expense for such fiscal year related to discontinued operations which do not qualify as a segment of a business as defined under APB No. 30 and (vi) any profit or loss attributable to the business operations of any entity acquired by the Company during such fiscal year. Operating income will not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

         The actual percentage of operating income to be allocated to the bonus pool for each fiscal year will be determined pursuant to the following formula:

                  X = 9(Y)-4, where:

                  X is the percentage of the operating income of the Company and participating subsidiaries which comprise the bonus pool for that year.

                  Y is the actual operating income of the Company and participating subsidiaries for the fiscal year divided by the operating income target established for the fiscal year by the Compensation Committee not later than ninety (90) days after the start of such fiscal year.

                  No amount will be allocated to the bonus pool if Y is less than 0.6667.

INDIVIDUAL BONUS AWARD

         The bonus pool for each fiscal year will be allocated, in accordance with the following procedures, to all active participants who continue in the Company's employ through the date the allocation is made.

          A. Each of the Company's executive officers will be assigned an index which is the product of their base salary, measured as of the close of the fiscal year for which the bonus allocation is to be made, times the applicable multiplier. The multiplier for the President and Chief Executive Officer and the Chairman of the Board will be two (2), for Senior Vice Presidents one-point-five (1.5) and for other Vice Presidents one (1).

         B. Bonuses will be awarded to each executive officer by multiplying the aggregate bonus pool for the fiscal year by a fraction, the numerator of which will be the individual officer's index and the denominator of which will be the sum of the indices for all executive officers.

         C. The Committee may, in its sole judgment and discretion, reduce the bonus allocation to any or all of the executive officers. In no event will the bonus award allocated to any participant for any fiscal year exceed five (5) million dollars.




                                       16.

         D. To the extent the bonus otherwise allocable to any executive officer for a fiscal year is reduced by reason of the Compensation Committee's action or the dollar limitation on the maximum bonus award, the unallocated amount will serve as a separate bonus pool which may be allocated to other eligible individuals in specified job grades. One or more executive officers of the Company may make recommendations to the Chief Executive Officer and President and the Chairman of the Board with respect to the eligible employees who should share in that separate pool and the portion of such pool to be allocated to each such individual. The Chief Executive Officer and President and the Chairman of the Board will review such recommendations and may, in their discretion, submit one or more of such recommendations (with such adjustments as they deem appropriate) to the Committee for consideration. On the basis of such recommendations, the Committee may select one or more such eligible employees to share in the bonus pool and determine the amount of such pool to be allocated to each selected individual. All determinations of the Committee will be final.

         E. No bonus payment will be made to any participant who leaves the employ of the Company or a participating subsidiary prior to the date the bonus is allocated, unless his or her termination of employment occurs by reason of retirement at or after age 65, disability or death. In addition, the bonus payable to a participant who works part of the fiscal year in the employ of the Company or any participating subsidiary and the balance in the employ of one or more of the Company's subsidiaries not otherwise covered by the Plan will be pro-rated to reflect only the time such individual remained in the employ of the Company or such participating subsidiary.

PAYMENT

         The bonus will be paid in cash to each eligible participant within thirty (30) days after the completion of the annual audit of the Company's financial statements by the Company's independent auditors.

AMENDMENT AND TERMINATION

         The Board may at any time amend, suspend or terminate the Bonus Plan in whole or in part. However, no such action by the Board may adversely affect the rights and interests of the participants and their beneficiaries with respect to any earned but unpaid bonuses outstanding at the time. All material amendments to this plan will require stockholder approval.

FEDERAL TAX CONSEQUENCES.

         Under present federal income tax law, participants will realize ordinary income immediately upon receipt of their bonus distribution under the Bonus Plan. The Company will be entitled to an income tax deduction, in the amount of such ordinary income, for the fiscal year for which the bonus payment is made, provided the payment is made within two and one-half months after the close of that fiscal year; otherwise, the payment will be deductible in the succeeding fiscal year. The deduction will, to the extent attributable to bonuses paid to the Company's executive officers, be subject to the provisions of Internal Revenue Code Section 162(m), which limits the deductibility of all nonperformance-based compensation paid to certain corporate executives to $1 million per covered executive. However, if the Bonus Plan is approved by the stockholders at the Annual Meeting, it is probable that all payments under the Plan should be fully deductible by the Company for federal income tax purposes and will not be subject to the limitations of Section 162(m). The Company intends to apply for a ruling from the Internal Revenue Service to ensure that the bonuses payable to the Company's executive officers under the Plan will qualify as performance-based compensation.




                                       17.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         Approval of the Bonus Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. No amounts will be paid under the Bonus Plan for the 1996 fiscal year or any subsequent fiscal year unless the stockholders approve the Bonus Plan at the 1996 Annual Meeting.

         Because the Board of Directors believes that the Bonus Plan is a valuable incentive program which will serve to align the interests of management with those of the stockholders in seeking to maximize the Company's profitability, THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE BONUS PLAN.

PLAN BENEFITS

         Bonuses will be paid under the Bonus Plan only if the Company's operations are profitable. The bonuses to be paid pursuant to the Bonus Plan for the 1996 fiscal year are not currently determinable. However, the table below indicates, for each of the executive officers named in the Summary Compensation Table and the various indicated groups, the bonus payments made to them under the the Company's 1995 Management Bonus Plan:

- --------------------------------------------------------------------------------
                                Name                            Dollar Amount of
                                                                     Bonus
       Stephen C. Johnson                                          $1,000,000

       Tu Chen                                                     $1,000,000

       T. Hunt Payne                                               $  360,000

       Willard Kauffman                                            $  360,000

       William L. Potts                                            $  260,000

       All current executive officers as a group (12 persons)      $4,500,000

       All employees, including current officers who are not       $6,100,000
       executive officers, as a group (258 persons)
- --------------------------------------------------------------------------------


                                  ITEM NO. 4 --
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 29, 1996. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the selection of Ernst & Young LLP.




                                       18.

         Ernst & Young LLP has audited the Company's financial statements annually beginning in 1986. Representatives of the firm, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the issued and outstanding voting shares is sought for the ratification of the selection of Ernst & Young LLP. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.




                                       19.

                             ADDITIONAL INFORMATION

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of March 18, 1996 for (i) each director and nominee who owns stock, (ii) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                                         SHARES BENEFICIALLY OWNED
                                                                                         -------------------------
                                                                                           NUMBER      PERCENTAGE
                                                                                         -----------  ------------
          Tu Chen(1)..............................................................         677,384      1.3%
          Stephen C. Johnson(2)...................................................         422,336        *
          Max Palevsky(3).........................................................         162,524        *
          Anthony Sun(3)..........................................................          74,810        *
          Irwin Federman(4).......................................................          77,000        *
          Craig R. Barrett(3).....................................................          43,000        *
          Chris A. Eyre(3)........................................................          22,000        *
          Masayoshi Takebayashi(4)(5).............................................          10,500        *
          George A. Neil(6).......................................................           9,000        *
          T. Hunt Payne(7)........................................................          86,660        *
          Willard Kauffman(8).....................................................          81,522        *
          William L. Potts, Jr.(9)................................................          92,640        *
          Executive officers and Directors as a group (19 persons) (10)...........       2,089,112      4.1%

*        Less than 1%

(1)      Includes 177,180 shares subject to options exercisable within sixty
         (60) days of March 18, 1996 and excludes 147,500 shares subject to options not exercisable within such sixty-day period.

(2)      Includes 176,640 shares subject to options exercisable within sixty
         (60) days of March 18, 1996 and excludes 147,500 shares subject to options not exercisable within such sixty-day period.

(3) Includes 21,000 shares subject to options exercisable within sixty (60) days of March 18, 1996 and excludes 10,000 shares subject to options not exercisable within such sixty-day period.

(4) Includes 10,500 shares subject to options exercisable within sixty (60) days of March 18, 1996 and excludes 10,000 shares subject to options not exercisable within such sixty-day period.

(5) Excludes shares held by Kobe Steel, Ltd. and Kobe Steel USA Holdings Inc. Mr. Takebayashi is an Executive Officer of Kobe Precision, Inc., a wholly-owned subsidiary of Kobe Steel, Ltd., and on such basis may be deemed, under the 1934 Act, the beneficial owner of the 2,000,000 shares beneficially owned by such corporations with shared voting and investment power with respect thereto. Mr. Takebayashi disclaims beneficial ownership of these shares.

(6) Includes 7,000 shares subject to exercise within sixty (60) days of March 18, 1996 and excludes 10,000 shares subject to options not exercisable within such sixty-day period. Excludes shares held by Asahi Glass America, Inc., a wholly-owned subsidiary of Asahi Glass Co., Ltd., and on such basis may be deemed, under the 1934 Act, the beneficial owner of the 2,000,002 shares beneficially owned by such corporations with shared voting and investment power with respect thereto. Mr. Neil disclaims beneficial ownership of the shares owned by Asahi Glass America, Inc.

                                       20.

(7) Includes 61,430 shares subject to options exercisable within sixty (60) days of March 18, 1996 and excludes 79,900 shares subject to options not exercisable within such sixty-day period.

(8) Includes 36,898 shares subject to options exercisable within sixty (60) days of March 18, 1996 and excludes 107,202 shares subject to options not exercisable within such sixty-day period.

(9) Includes 63,020 shares subject to options exercisable within sixty (60) days of March 18, 1996 and excludes 59,750 shares subject to options not exercisable within such sixty-day period.

(10)     Includes 835,975 shares subject to options exercisable within sixty
         (60) days of March 18, 1996 and excludes 1,030,535 shares subject to options exercisable after such sixty-day period. Also excludes 4,000,002 shares which may be deemed to be beneficially owned by certain of the Company's directors. See footnotes (5) and (6) above.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

         In compliance with the Securities and Exchange Commission's regulations on disclosure of Executive Compensation, this section presents the Report of the Compensation Committee, a Stock Performance Graph comparing Company stockholder return relative to a broad market index and a peer group index, and Summary and Companion Compensation Tables presenting a detailed representation of the Company's executive compensation practices.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Committee's members, Craig R. Barrett, Irwin Federman, Max Palevsky and Masayoshi Takebayashi, are independent directors who are not employees of the Company and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the 1934 Act and as outside directors under Section 162(m) of the Internal Revenue Code. The Committee is accountable for the approval of executive compensation programs that fairly compensate key executives and employees and that relate the pay levels of officers to the performance of the Company.

OBJECTIVES OF EXECUTIVE COMPENSATION PLANS AND ACTIONS OF THE COMMITTEE

          The Committee, relying on research performed by an independent compensation consulting firm and advice from the Company's human resources department, has structured compensation incentives for officers and certain other key employees to optimize short- and long-term corporate performance for the benefit of the Company's stockholders, customers, employees and the communities in which the Company operates. For comparison purposes, the Company has identified a group of high-performing companies ("peer companies") both within and outside the Company's industry. The Company competes with the peer companies for the hiring and retention of key executives and accordingly compares its executive compensation practices to these companies. Each peer company shares at least one attribute, such as high technology, location or size, with the Company. Such comparisons also include the relative financial performance of the Company and the peer companies. Since executive search and retention is not industry specific, currently one of the 35 peer companies is included in the Nasdaq Computer Manufacturers Index, the Company's Industry Index in the "Stock Performance Graph."

         In future fiscal years, the Committee may add or delete companies which are to be included in the group of peer companies, and may take different measures of financial performance into account in setting executive compensation.

         BASE SALARY. The Committee intends that base salary be sufficient to attract and retain executives of the caliber required to manage a company that employs demanding technology in a competitive, high growth market. However, the Committee also intends that a substantial portion of each executive's cash compensation be tied to Company performance through the Management Bonus Plan. Accordingly, executives' base salaries are targeted at



                                       21.

the 50th percentile of base salaries for similar positions among the peer companies, subject to special adjustments for individual qualifications. Annual increases in base salary will generally reflect expected changes in salary levels at peer companies.

         During 1995, the salaries of Stephen C. Johnson, President and Chief Executive Officer, and Tu Chen, Chairman of the Board, were at approximately the fiftieth percentile of salaries paid for executives in comparable positions at the peer companies based on 1994 compensation data. The other executives' salaries ranged from the second to the fourth quartiles for executives in similar positions based on the Committee's judgment of each individual's performance.

         ANNUAL BONUS. To complement base salary, the Committee adopted a bonus plan that was designed to provide the participants with cash bonuses paid from a pool based upon the operating income of the Company and specified subsidiaries as defined in the 1995 Management Bonus Plan. Accordingly, the plan provided the Company's officers and other key management personnel with a significant incentive to contribute to the Company's operating income. The 1995 Komag Management Bonus Plan provided for the accrual of a bonus pool up to a maximum of 7% of the Company's operating income determined without the provisions for the Company's bonus and profit sharing plans. If actual operating income fell below 67% of planned operating income, no funds would be accrued for the annual bonus payments. As actual operating income rose from 67% to 122% of plan, the percentage of operating income set aside for annual bonuses increased from 3% to the limit of 7% of actual operating income. Actual operating income, calculated in accordance with the Plan at $152 million in 1995, substantially exceeded 122% of the Company's planned operating income. Therefore, during 1995, 7% of operating income or $10.6 million, was accrued for annual bonus payments.

         Distribution of the funds accrued in the Plan for the 1995 fiscal year was at the discretion of the Committee, which exercised its judgment based on the overall success of the Company in meeting its objectives for the year and each individual's contribution to that success. The Committee first allocated bonuses for Mr. Johnson and Dr. Chen and then, based on the recommendation of Mr. Johnson and Dr. Chen, allocated the remaining funds in aggregated amounts to the respective job grades that covered the executive officer group and the various managerial and key individual contributor level in the Company. The individual bonus awards within the executive officer group were made by Mr. Johnson and Dr. Chen, and the individual bonus awards within each managerial and key individual contributor level were made by Mr. Johnson and Dr. Chen based on the recommendations of the executive officers. Mr. Johnson and Dr. Chen were both awarded bonuses of one (1) million dollars, or approximately 260% of their base annual salaries, based on their respective roles in the Company's achievement of exceptional profitability and attainment of other planned objectives in 1995. Other executive officers were awarded bonuses in a range of approximately 100% to 150% of their base salaries reflecting the outstanding success of the business and their respective individual contributions to the record performance. As a variable compensation element subject to individual and Company performance, annual bonus payments may vary substantially in relation to base salary on a year-to-year basis.

         STOCK OPTIONS. Options are designed to align the interests of the executive officers with those of the stockholders, and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The stock option plan encourages long term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. It is the Committee's practice to grant options to purchase shares at the market price on the date of grant with a term of up to ten years. The options granted to the Company's executive officers during 1995 will vest during the fourth year after grant in twelve equal monthly installments. Accordingly, the options will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the underlying shares of common stock appreciates.

         The Committee is responsible for granting options to all of the Company's executive officers. Further, the Committee approves the guidelines for option grants to other key employees. The number of option shares awarded


                                      22.

is based on several factors. First, the Committee believes, as a result of their review of competitive data, that successful companies annually grant options approximately equal to 3% of their outstanding shares. Therefore, in aggregate, the number of options granted to all eligible employees in any year is targeted between 2.5% and 3.5% of total shares outstanding. In 1995 new option grants totaled 2.9% of the weighted average number of shares issued and outstanding for the year. Second, since competitive data on the number of options granted to specific management levels and key individual contributors is not available, the Committee establishes guidelines based upon internal estimates of the number of options required to attract and retain these employees. Finally, the Committee considers individual performance in making grants to specific executives. While no explicit consideration is given to the number of unvested options held by an individual at the time of a grant, the vesting terms of options granted annually to current employees, which specify that the vesting will take place entirely in the fourth year after the grant, are designed so that the vesting will not overlap with previous options. In January 1995 the Committee awarded stock options to purchase 58,000 shares (as adjusted to reflect the two-for-one stock split effective December 21, 1995) of Common Stock each to Mr. Johnson and Dr. Chen because of the strength of the Company's performance. Option grants to other executive officers ranged from 16,400 shares to 30,600 shares based on their level of responsibility and the Committee's assessment of their individual performances.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds one (1) million dollar per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the Company obtained stockholder approval for certain amendments to the Company's Stock Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan, with an exercise price equal to the market price of Common Stock on the grant date, will qualify as performance-based compensation.

         The Committee did not expect that the cash compensation to be paid to the Company's executive officers for the 1995 fiscal year would exceed the one
(1) million dollar limit per officer. Accordingly, the Committee deferred any decision on whether or not to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation not subject to the one (1) million dollar limitation until final Treasury regulations were issued with respect to the new one (1) million dollar limitation. Because the Company's performance significantly exceeded expectations in 1995, bonuses were paid to Mr. Johnson and Dr. Chen that increased their cash compensation above the one (1) million dollar limit. As a result, the Company will not deduct from taxable income approximately $952,000 that represents the combined non-qualified compensation of these two executives.

         However, the Compensation Committee has restructured the Management Bonus Plan effective with the 1996 fiscal year, with the intent to qualify the bonuses payable under that plan as performance-based compensation under Section 162(m) in accordance with the final Treasury Regulations which were issued in December 1995. The Company intends to apply for a ruling from the Internal Revenue Service that the bonuses will so qualify. Accordingly, if the stockholders approve the restructured Management Bonus Plan, as described in Item No. 3 in the Proxy Statement, at the Annual Meeting, then it is probable that all future payments under the plan should not be subject to the Code
Section 162(m) limitation on deductibility.


                                      23.

         OTHER PLANS. All employees, including the Company's executive officers, are eligible to participate in the Company's Employee Stock Purchase Plan and, to the extent that the subsidiary in which they are employed participate, in its cash and deferred profit sharing plans.

                      MEMBERS OF THE COMPENSATION COMMITTEE

Craig R. Barrett     Irwin Federman     Max Palevsky     Masayoshi Takebayashi

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. No member of the Compensation Committee was at any time during the 1995 fiscal year, or at any other time, an officer or employee of the Company.

         No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Takabayashi, a member of the Company's Board of Directors, is an executive officer of Kobe Precision, Inc., a wholly-owned subsidiary of Kobe Steel, Ltd. ("Kobe") and is a member of the Board of Komag Materials Technology, a joint venture of the Company and Kobe. For further information concerning this joint venture, see the section below entitled Certain Relationships and Related Transactions.

                                      24.

STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   OF KOMAG, INCORPORATED, THE NASDAQ STOCK MARKET (US COMPANIES) INDEX, AND
                    THE NASDAQ COMPUTER MANUFACTURERS INDEX



                              [PERFORMANCE GRAPH]


              Komag, Incorporated     Nasdaq Composite     Nasdaq Computer Mfg.
12/28/90           $100.00               $100.00                $100.00
12/27/91           $128.09               $156.06                $137.44
12/31/92           $157.30               $188.20                $188.80
12/31/93           $159.55               $216.04                $178.93
12/30/94           $234.83               $211.18                $196.52
12/29/95           $414.61               $298.42                $309.39

Prices indexed to an initial investment of $100


                                      25.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's four other highest-paid executive officers for the 1995, 1994 and 1993 fiscal years for services rendered in all capacities to the Company and its subsidiaries. No executive officer resigned or terminated employment during the 1995 fiscal year who would have otherwise been included in such table on the basis of salary and bonus earned for that fiscal year.

I.                                 SUMMARY COMPENSATION TABLE
- ------------------------------------------------------------------------------------------------------------

                                                                                LONG TERM
                                                                               COMPENSATION
                                             ANNUAL COMPENSATION                  AWARDS
             NAME AND                                                           SECURITIES       ALL OTHER
            PRINCIPAL                                                           UNDERLYING        COMPEN-
             POSITION                YEAR       SALARY          BONUS         OPTION GRANTED      SATION
             --------                ----       ------          -----         --------------      ------
                                                ($) (1)        ($) (2)           (#) (3)          ($) (4)

Stephen C. Johnson                   1995      $387,000      $1,049,619            58,000         $39,567
President and                        1994      $368,000        $411,288            46,000          $9,993
Chief Executive Officer              1993      $350,000        $204,014                 0         $10,408

Tu Chen                              1995      $387,000      $1,049,619            58,000         $39,514
Chairman of the Board                1994      $368,000        $411,288            46,000          $9,993
                                     1993      $350,000        $204,014                 0         $10,408

T. Hunt Payne                        1995      $295,000        $397,882            27,200         $30,339
Senior Vice President                1994      $281,409        $190,824            27,200          $9,993
Marketing and Sales                  1993      $268,008        $172,217                 0         $ 8,043

Willard Kauffman                     1995      $278,000        $395,699            30,600         $28,609
Senior Vice President and            1994      $265,000        $208,462            40,000         $10,306
Chief Operating Officer              1993      $249,999        $180,658            14,800          $7,819

William L. Potts, Jr.                1995      $210,001        $286,967            20,400         $21,687
Senior Vice President and            1994      $197,001        $148,675            16,400          $9,993
Chief Financial Officer              1993      $186,000        $115,419                 0          $5,678
- ------------------------------------------------------------------------------------------------------------

(1) Includes salary deferred under the Company's Savings and Deferred Profit Sharing Plan and the Company's Deferred Compensation Plan.

(2) Includes earnings accrued for the indicated year pursuant to the Company's Cash Profit Sharing Plan and the Company's Management Bonus Plan. Earnings under the Cash Profit Sharing Plan are accrued during a

                                      26.

         given year and are paid in July of that year and January or February of the following year. Earnings under the Management Bonus Plan are accrued during a given year and paid in January or February of the following year.

(3) Number of shares reflects the two-for-one split of the Company's Common stock effective December 21, 1995.

(4) Includes for the fiscal years indicated below: (i) the matching contributions ($0.25 match per $1.00 individual contribution) made by the Company on behalf of each named executive officer the Savings and Deferred Profit Sharing Plan to the Section 401(k) Savings Program in effect under the Plan, up to a maximum match of $625 and (ii) the semi-annual profit sharing contributions made by the Company on behalf of each named executive officer to the Savings and Deferred Profit-Sharing Plan and Deferred Compensation Plan:

- -------------------------------------------------------------------------------
                                                 MATCHING        PROFIT SHARING
                                             CONTRIBUTION         CONTRIBUTION
                                             ------------         ------------
           Stephen C. Johnson
                              1995               $237               $39,330
                              1994               $312                $9,681
                              1993               $312               $10,096

           Tu Chen

                              1995               $184               $39,330
                              1994               $312                $9,681
                              1993               $312               $10,096

           T. Hunt Payne

                              1995               $312               $30,027
                              1994               $312                $9,681
                              1993               $312                $7,731

           Willard Kauffman

                              1995               $312               $28,297
                              1994               $625                $9,681
                              1993               $625                $7,194

           William L. Potts Jr.

                              1995               $312               $21,375
                              1994               $312                $9,681
                              1993               $312                $5,366
- -------------------------------------------------------------------------------



                                      27.

STOCK OPTIONS

         The following table provides information with respect to the stock option grants made during the 1995 fiscal year under the Company's Restated 1987 Stock Option Plan to the Company's Chief Executive Officer and the Company's four other most highly-paid executive officers for such fiscal year. Except for the limited stock appreciation right described in Footnote (1) below, which formed part of the option grant made to each named officer, no stock appreciation rights were granted to such officers during the 1995 fiscal year.

II.                                                                OPTION GRANTS TABLE
- ----------------------------------------------------------------------------------------------------------------------
                                                                                                 POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL
                                                                                                   RATES
                                                                                               OF STOCK PRICE
                                                                                                APPRECIATION
                                           INDIVIDUAL GRANTS                                  FOR OPTION TERM
                                           -----------------                                  ---------------
                                               % OF
                              NUMBER OF       TOTAL
                             SECURITIES      OPTIONS
                             UNDERLYING     GRANTED TO     EXERCISE
                               OPTIONS      EMPLOYEES      OR BASE        EXPIRA-
                               GRANTED      IN FISCAL       PRICE         TION
          NAME                 (#) (1)         YEAR       ($/SHARE)(2)    DATE          5% ($) (3)    10% ($) (3)
          ----                 -------         ----       ----------      ----          ----------    -----------
Stephen C. Johnson              58,000         3.92%        $12.63        1/25/05       $460,508      $1,167,018
Tu Chen                         58,000         3.92%        $12.63        1/25/05       $460,508      $1,167,018
T. Hunt Payne                   27,200         1.84%        $12.63        1/25/05       $215,962        $547,291
Willard Kauffman                30,600         2.07%        $12.63        1/25/05       $242,958        $615,703
William L. Potts, Jr.           20,400         1.38%        $12.63        1/25/05       $161,972        $410,468
- ----------------------------------------------------------------------------------------------------------------------

(1) The option granted to each officer will not become exercisable for any of the option shares prior to the officer's completion of 36 months of service with the Company, measured from the grant date. Following the satisfaction of such service requirement, the option will become exercisable in a series of twelve (12) equal and successive monthly installments upon the officer's completion of each additional month of service thereafter. Each option was granted on January 25, 1995 and has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service. Each option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or asset sale (unless the option is assumed or replaced by the acquiring entity) or in the event the optionee's employment terminates by reason of death, permanent disability or retirement at or after age 65. Each option includes a limited stock appreciation right which would result in the cancellation of that option upon a take-over of the Company effected through a hostile tender offer for more than 50% of the Company's outstanding Common Stock. In return, the optionee will be entitled to a cash distribution from the Company per canceled option share equal to the highest reported price paid per share of Common Stock in such tender offer, less the option exercise price per share.

                                      28.

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) There is no assurance provided to any executive officer, or any other holder of the Company's securities, that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.


                                      29.

OPTION EXERCISES AND HOLDINGS

         The table below sets forth information concerning the exercise of options during the 1995 fiscal year and unexercised options held as of the end of such year by the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during such fiscal year, and except for the limited stock appreciation rights described in Footnote (1) to the Option Grant Table above which form part of each stock option grant, no stock appreciation rights were outstanding at the end of such fiscal year.

III.                 OPTION EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUE:

- -----------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING               VALUE OF
                                                                     UNEXERCISED             UNEXERCISED
                                                                       OPTIONS              IN-THE-MONEY
                                 SHARES                               AT FISCAL           OPTIONS AT FISCAL
                                ACQUIRED             VALUE           YEAR-END(#)          YEAR-END ($) (2)
                              ON EXERCISE        REALIZED (1)     EXERCISABLE (E)/        EXERCISABLE (E)/
          NAME                    (#)                 (#)         UNEXERCISABLE (U)       UNEXERCISABLE (U)
          ----                    ---                 ---         -----------------       -----------------
Stephen C. Johnson                  --              --                169,233 E             $2,963,576 E
                                                                      111,407 U             $1,674,252 U

Tu Chen                             --              --                173,000 E             $3,038,387 E
                                                                      111,180 U             $1,670,521 U

T. Hunt Payne                   32,050             $492,768            56,288 E               $925,234 E
                                                                       59,542 U               $910,721 U

Willard Kauffman                25,800             $469,350            29,416 E               $483,525 E
                                                                       89,184 U             $1,384,062 U

William L. Potts, Jr.           44,280             $506,613            59,334 E             $1,173,302 E
                                                                       40,486 U               $610,488 U
- -----------------------------------------------------------------------------------------------------------------

(1) Value Realized equals the market price value of the shares at the time of exercise less the exercise price thereof.

(2) Excess of the market price per share of the Company's Common Stock at the end of the fiscal year ($23.0625) over the option exercise price.

                                      30.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

         None of the Company's executive officers have employment or severance agreements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In March 1989, the Company formed a joint venture with Kobe Steel USA Holdings Inc. ("Kobe USA") whereby for $1,400,000 Kobe USA purchased a 45 percent equity ownership in the Company's then wholly-owned subsidiary, Komag Material Technology, Inc. ("KMT"). Kobe USA, along with its parent corporation, Kobe Steel, Ltd. ("Kobe Steel") (collectively with Kobe USA, "Kobe") is a former holder of greater than 5% of the Company's stock. From March 1989 through December 1990, the Company and Kobe USA have contributed $3,090,000 of additional paid-in capital and made loans totaling $6,090,000 (which were fully repaid by the end of fiscal 1995) to KMT, both in proportion to their respective ownership interests in KMT. On December 28, 1995, the Company purchased 25% of KMT's outstanding stock from Kobe, thereby reducing Kobe's ownership to 20%. The purchase price of this transaction was $6,750,000.

         Under the joint venture agreements, Kobe agreed to supply substrate blanks to KMT and the Company agreed to purchase KMT's entire output of finished substrates. The Company made payments of approximately $26,329,000 to KMT in 1995 for the purchase of finished aluminum substrates. These payments were determined pursuant to a formula-based price whereby the prices paid by the Company may be higher or lower than those available from unrelated third parties. In 1995 the Company also purchased approximately $34,478,000 of products from Kobe Steel and its subsidiaries and distributors. The Company believes that the terms and conditions for the above payments are as favorable as could be obtained from unrelated third parties.

         Pursuant to the terms of a Common Stock Purchase Agreement between Kobe USA and the Company (the "Kobe Agreement"), in March 1990 Kobe USA purchased 2,000,000 shares of the Company's Common Stock for $20,000,000. Kobe has agreed to limit its ownership of the Company's total voting securities to not greater than twenty percent (20%), except that under circumstances such as a potential change of control or the emergence of a larger stockholder, Kobe has a right of first refusal with respect to the issuance of new securities by the Company, and is also entitled to consideration as a future joint venture partner of the Company. In addition, the Kobe Agreement generally restricts the right of Kobe to sell or transfer the shares acquired under the Kobe Agreement. Kobe is also required to vote its shares as directed by the Board of Directors of the Company, subject to certain exceptions, such as upon the liquidation or disposition of the Company. Further, so long as Kobe continues to own at least 2,000,000 shares of the Company's Common Stock, the Kobe Agreement provides that the Board of Directors of the Company and its Nominating Committee are generally required to facilitate the election of a designee of Kobe to the Company's Board of Directors and to the Nominating Committee. See "Item No. 1--Election of Directors" above.

         The Company and Asahi Glass Co., Ltd. ("Asahi"), a former holder of greater than 5% of the Company's stock, also entered into a Common Stock Purchase Agreement (the "Asahi Agreement") for the purchase of 2,000,000 shares of the Company's Common Stock for $20,000,000 in January, 1989. The Asahi Agreement was amended in March, 1990 to conform substantially with the terms and conditions of the Kobe Agreement. See "Item No. 1--Election of Directors" above. Mr. Neil, a member of the Company's Board of Directors, is an executive officer of Asahi Glass America, Inc. ("Asahi America"), an affiliate of Asahi Glass Co. In 1995, the Company purchased approximately $110,000 worth of equipment from Asahi. The Company believes that the terms and conditions of these purchases were as favorable as could be obtained from unrelated third parties.

         In 1995, the Company recorded sales of approximately $21,224,000 to Asahi Komag Co., Ltd. ("AKCL"), a joint venture between the Company and Asahi that manufacturers thin-film media in Japan, and made purchases of approximately $5,460,000 from AKCL. The Company believes that the terms and conditions of these purchases were as favorable as could be obtained from unrelated third parties.

                                      31.

         In September 1994, the Company announced its participation in Headway Technologies, Inc. ("Headway"), a new company formed to research, develop and manufacture advanced magnetoresistive ("MR") heads for the data storage industry. Hewlett-Packard Company ("HP") and AKCL provided the initial cash funding to Headway in exchange for equity interests. The Company and Asahi Glass America, Inc., a wholly-owned subsidiary of Asahi, licensed to Headway MR technology and contributed research and production equipment in exchange for equity. The total investment made or committed by the above-mentioned parties approximated $36,000,000 in cash and assets plus the contribution of certain technology in exchange for additional equity ownership. As a result of these transactions, directly or indirectly Asahi contributed $8,400,000 and has a voting interest in Headway of less than 20%.

OTHER MATTERS

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon written review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent were met in a timely manner.


                                      32.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1997 must be received by the Company no later than December 27, 1996 in order to be included in the proxy statement and proxy relating to that meeting.

                                       By Order of the Board of Directors


                                       TU CHEN
                                       Chairman of the Board



                                      33.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF KOMAG, INCORPORATED

        The undersigned hereby appoints STEPHEN C. JOHNSON and TU CHEN, or either of them, as lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the Company's capital stock which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on May 24, 1995, and any adjournment or postponements thereof as follows:





COMMENTS/ADDRESS CHANGE:
PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE.

                                                    (Continued and to be signed
                                                            on other side)


- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW AND,      Please mark
AT THE DIRECTION OF THE PERSONS NAMED AS PROXIES UPON SUCH   / X /  your vote
OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS         like this
PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

        ----------
          COMMON

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4

                                                                 AUTHORITY
                                                          FOR     WITHHELD
1. The election of all nominees listed below for the
   Board of Directors as described in the Proxy           /  /      /  /
   Statement: Tu Chen, Stephen C. Johnson, Craig
   R. Barrett, Chris A. Eyre, Irwin Federman, George
   A. Neil, Max Palevsky, Anthony Sun, Masayoshi
   Takebayashi.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space below.)

   ---------------------------------------------------
2. Approval of amendments to the Company's Restated     FOR   AGAINST  ABSTAIN
   1987 Stock Option Plan.                              /  /     /  /    /  /

3. Ratification of the appointment of Ernst & Young     FOR   AGAINST  ABSTAIN
   LLP as independent auditors of the Company for       /  /    /  /     /  /
   the fiscal year ending December 31, 1996.

4. Approval of the Company's Management Bonus Plan.

   In their discretion, the proxies are authorized to vote upon such other business which may properly come before the meeting.

                                            I PLAN TO ATTEND MEETING      /  /

                                             COMMENTS/ADDRESS CHANGE
                                       Please mark this box if you have  /  /
                                       written comments/address change
                                              on the reverse side.

                  RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING
                     OF SHAREHOLDERS AND PROXY STATEMENT DATED APRIL 7, 1995.

                             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                              CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                                    DATE
            -------------------------------------------------        -----------
NOTE: (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)
- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                KOMAG, INCORPORATED
                              MANAGEMENT BONUS PLAN

         I. PURPOSES OF THE PLAN

         1.01 The Komag, Incorporated ("Company") Management Bonus Plan ("Plan") is established to promote the interests of the Company by creating an incentive program to (i) attract and retain employees who will strive for excellence, and
(ii) motivate those individuals to set and achieve above-average objectives by providing them with rewards for contributions to the operating profits and earning power of the Company.

         II. ADMINISTRATION OF THE PLAN

         2.01 The Plan is hereby adopted by the Company's Board of Directors (the "Board"), subject to the approval of the Company's stockholders at the 1996 Annual Stockholders Meeting, and shall be administered by the Compensation Committee ("Committee") of the Board. The members of the Committee shall at all times satisfy the requirements established for outside directors under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations.

         2.02 The interpretation and construction of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

         2.03 Within 90 days after the start of each of the Company's fiscal years, the Committee will determine which of the Company's subsidiaries, if any, will participate in the Plan for such fiscal year.

         III. DETERMINATION OF PARTICIPANTS

         3.01 An individual shall be eligible to participate in the Plan if employed by the Company or any of its participating subsidiaries for a period of not less than six (6) consecutive months at the time the bonus is earned under
Article IV, is in job grade E06 or above, and remains eligible for a bonus award under the terms of Section 4.01 or 4.03. An individual who is on a leave of absence or whose employment terminates and is then re-hired in the same fiscal year shall remain eligible, but his or her bonus award shall be adjusted, as provided in Article IV below.

         3.02 For purposes of the Plan:

              A. Except as set forth in Section 3.01, for all purposes under the Plan, an individual shall be considered an employee for so long as such individual remains employed by the Company or one or more of its subsidiary corporations.

              B. Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation in the unbroken chain)

                                       1.

owns, at the time of determination, stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         IV. BONUS AWARDS

         4.01 No eligible employee shall earn any portion of a bonus award made hereunder for any fiscal year until the last day of that fiscal year, and then only if there has been an allocation of a portion of the bonus pool for such fiscal year to that employee in accordance with the procedures set forth in
Section 4.03. If an eligible employee receives no allocation under Section 4.03, then that employee shall not earn, and shall not otherwise be entitled to, any bonus under the Plan for that fiscal year. In no event shall any employee receive an allocation under Section 4.03 for a fiscal year if that employee ceases to be employed by either the Company or one or more of its participating subsidiary corporations for any reason, other than retirement after the age of 65, permanent disability or death, on or before the date the allocation of the bonus pool for that fiscal year is made under section 4.03. Notwithstanding the foregoing, if an employee is employed during part of the fiscal year by the Company or any other participating subsidiary in the Plan and for all or part to the remainder of that fiscal year by a subsidiary that is not covered under the Plan, then any bonus to which that employee would otherwise be entitled for such fiscal year will be reduced by the proportion of such fiscal year during which the employee was employed by the non-participating subsidiary.

         4.02 The Committee shall calculate the aggregate bonus pool to be paid under the Plan for each fiscal year. The specific percentage in effect for the fiscal year shall be determined in accordance with the Company's success in achieving the budgeted operating income specified for that fiscal year in the annual Financial Plan ("Budgeted Operating Income") which is approved by the Board and ratified for purposes of the Plan by the Committee not later than 90 days after the start of the fiscal year, as follows:

              X = The percentage of the Operating Income of the Company and its subsidiaries covered by this Plan that comprises the bonus pool.

              Y = Actual Operating Income for the fiscal year divided by Budgeted Operating Income.

              X = 9(Y)-4

              No amount shall be paid if Y is less than .6667: Max X=7% but in no case more than 8% of the Consolidated Operating Income.

         For purposes of this Section 4.02 bonus formula, the following definitions shall be in effect:

         "Operating Income" means the Company's operating income for the fiscal year attributable to the Company and its subsidiaries covered by this plan as determined annually by the Compensation Committee.

         "Consolidated Operating Income" means the Company's consolidated operating

                                       2.

income for the fiscal year attributable to the Company and all its subsidiaries.

In each case, the calculations of Operating Income and Consolidated Operating Income shall be in accordance with generally accepted accounting principles adjusted to exclude the following: (i) any amounts accrued by the Company or its subsidiaries pursuant to Management Bonus Plans or Cash Profit Sharing Plans and related employer payroll taxes for such fiscal year, (ii) any Discretionary or Matching Contributions made to the Savings and Deferred Profit-Sharing Plan or to the Deferred Compensation Plan for such fiscal year, (iii) all items of gain, loss or expense for such fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board (APB No. 30), (iv) all items of gain, loss or expense for such fiscal year related to restructuring charges of subsidiaries whose operations are not included in Operating Income for such fiscal year, (v) all items of gain, loss or expense for such fiscal year related to discontinued operations which do not qualify as a segment of a business as defined under APB No. 30 and
(vi) any profit or loss attributable to the business operations of any entity acquired by the Company during such fiscal year. Operating Income shall not be adjusted for a minority interest holder's share of a consolidated subsidiary's operating income or loss.

         4.03 The aggregate bonus pool calculated in the manner provided in
Section 4.02 shall be allocated among the eligible employees in accordance with this Section 4.03.

         A. Each of the Company's executive officers (salary grades E11, E12 and E13) will be assigned an index which is the product of his or her base salary, measured as of the close of the fiscal year for which the bonus allocation is made, times a multiplier. The multiplier for the President and Chief Executive Officer and the Chairman of the Board (E13) will be two (2), for Senior Vice Presidents (E12) will be one-point-five (1.5) and for other Vice Presidents
(E11) will be one (1)

         B. Bonuses will be awarded to each executive officer by multiplying the aggregate bonus pool for the fiscal year by a fraction the numerator of which will be the individual officer's index and the denominator of which will be the sum of the indices for all executive officers.

         C. The Committee, in its sole judgment and discretion may reduce the bonus allocation to any or all of the executive officers.

         D. The sum of all amounts not paid to executive officers pursuant to
Section 4.03C shall serve as a separate bonus pool for the fiscal year which may be allocated in whole or in part to other officers and exempt employees grade E06 and above. One or more executive officers of the Company may make recommendations to the Chairman and the President with respect to the non-executive officer employees who should share in such bonus pool and the portion of such pool to be allocated to each such individual. The Chairman and the President shall review such recommendations and shall, in their discretion, submit one or more of such recommendations (with such adjustments as they deem appropriate) to the Committee for consideration. On the basis of such recommendations, the Committee shall select one or more

                                       3.

such non-executive officer employees to share in the bonus pool and determine the amount of such pool to be allocated to each selected individual. The determinations of the Committee shall be final.

         E. The bonus award made under this Plan to any participant for any fiscal year shall not exceed $5 million.

         4.04 Following completion of the bonus calculation and allocation referenced above, the Committee will issue a written report containing the final calculation and allocation.

         V. PAYMENT OF BONUS AWARDS

         5.01 The individual bonus award allocated to each employee pursuant to
Section 4.03 shall be paid to such employee within thirty (30) days after completion of the annual audit of the Company's financial statements by its independent auditors.

         VI. GENERAL PROVISIONS

         6.01 The Plan shall become effective when adopted by the Board and the Company's stockholders. The Board may at any time amend, suspend or terminate the Plan, provided it must do so in a written resolution, and such action shall not adversely affect rights and interests of Plan participants to individual bonuses allocated to them prior to such amendment, suspension or termination. All material amendments to the Plan will require stockholder approval.

         6.02 No amounts awarded or accrued under this Plan shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an un-funded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

         6.03 No Plan participant shall have the right to alienate, pledge or encumber his/her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the employee's creditors or to attachment, execution or other process of law.

         6.04 Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan, nor shareholder approval of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or its subsidiaries for any period of specific duration. Rather, each employee will be employed "at-will," which means that either such employee or the Company may terminate the employment relationship at any time for any reason, with or without cause.

         6.05 This is the full and complete agreement between the eligible employees and the Company on the terms described herein.

                                       4.

                               KOMAG, INCORPORATED

                         RESTATED 1987 STOCK OPTION PLAN

                 (AMENDED AND RESTATED THROUGH JANUARY 31, 1996)


                                   ARTICLE ONE

                               GENERAL PROVISIONS


    I.       PURPOSES OF THE PLAN

             This Restated 1987 Stock Option Plan (the "Plan") is intended to promote the interests of Komag, Incorporated, a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

    II.      STRUCTURE OF THE PLAN

             A. Option Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Corporation's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.

             B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

   III.      ADMINISTRATION OF THE PLAN

             A. The Discretionary Option Grant Program shall be administered by one or more committees comprised of Board members. The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the Corporation subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of two or more employee-Board members (the "Secondary Committee"). The members of the Primary Committee and the Secondary Committee shall each serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

             B. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date he or she is to be appointed to such Committee, received any option grant, stock appreciation right or stock issuance under this Plan or any other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program.

             C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of paragraph III.A of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Discretionary Option Grant Program) to establish such rules and regulations as it may deem appropriate for the proper administration of such program and to make such determinations under the program and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan or any outstanding option under this Discretionary Option Grant Program.

             D. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three.

   IV.       ELIGIBILITY FOR OPTION GRANTS

             A. The persons eligible to receive options pursuant to the Discretionary Option Grant Program under Article Two of the Plan shall be

                - those key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who render services which tend to contribute materially to the success of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute materially to the future success of the Corporation (or its parent or subsidiary corporations) and

                - those independent contractors and consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

             B. Non-employee Board members shall not be eligible to participate in the Discretionary Option Grant Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). However, non-employee Board members shall be eligible to receive automatic option grants under the provisions of Article Three.

             C. The Plan Administrator shall have full authority to select the eligible individuals who are to receive option grants under the Plan, the number of shares to be covered by each granted option, whether such option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which such option is to become exercisable and the maximum term for which the option is to be outstanding.

             D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

                Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   V.        STOCK SUBJECT TO THE PLAN

             A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 15,640,000(*) shares (subject to adjustment from time to time in accordance with paragraph V.D of this Article One).

- ------------------------
(*) Adjusted to reflect (i) the two-for-one split of the Common Stock effected in December 1995

             B. In no event any one individual participating in the Plan be granted stock options and separately exercisable stock appreciation rights for more than 3,000,000 shares of Common Stock (as adjusted for the December 1995 split) in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with paragraph V.D of this Article One. For purposes of such limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account.

             C. Should an option be terminated for any reason prior to exercise in whole or in part, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under this Plan. Shares subject to any option or portion thereof cancelled in accordance with paragraph V of Article Two or paragraph III of Article Three and shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants under the Plan.

             D. In the event any change is made to the Common Stock issuable under the Plan (whether by reason of (i) merger, consolidation or reorganization or (ii) recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other similar change affecting the outstanding Common Stock as a class without receipt of consideration), then unless such change results in the termination of all outstanding options pursuant to the provisions of paragraph III of Articles Two and Three of the Plan, appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which stock options and separately exercisable stock appreciation rights may be granted to any one participant in the aggregate after December 31, 1993, (iii) the number and/or class of shares and price per share in effect under each outstanding option under the Discretionary Option Grant Program, (iv) the number and/or class of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (v) the number and/or class of shares and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

   VI.       TERMS AND CONDITIONS OF OPTIONS

- --------------------------------------------------------------------------------
and (ii) the 3,000,000-share (post-split) increase adopted by the Board in January 1996, subject to approval by the stockholders at the 1996 Annual
Meeting. In no event, however, shall more than 8,282,719 shares of Common Stock (post-split) be issuable under the Plan after March 17, 1996, subject to adjustment under paragraph V.D of this Article One in the event of certain changes in the Corporation's capital structure.

             Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options. The granted options shall be evidenced by instruments in such form as the Plan Administrator shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of paragraph II of this Article Two.

             A. Option Price.

                1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

                2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of paragraph VI of this Article Two and the instrument evidencing the grant, be payable as follows:

                   (i) full payment in cash or check drawn to the Corporation's order;

                   (ii) full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

                   (iii) full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check, equal in the aggregate to the option price.

              (iv) to the extent the option is exercised for vested shares, the option price may also be paid through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

         For purposes of this subparagraph 2, the Exercise Date shall be the date on which notice of the exercise of the option is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

         3. The fair market value of a share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

              (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

              (ii) If the Common Stock is at the time listed on either the New York Stock Exchange or the American Stock Exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on such exchange, as such price is officially quoted in the composite tape of transactions on that exchange. If there is no closing selling price for the Common Stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

    B.       Term and Exercise of Options.

         Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; provided, however, that no option granted under this Article Two shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

    C.       Termination of Service.

         1. Should an optionee cease to remain in Service for any reason (including death, permanent disability or retirement at or after age 65) while the holder of one or more outstanding options granted to such optionee under the Plan, then such option or options shall not (except to the extent otherwise provided pursuant to paragraph VII below) remain exercisable for more than a twelve (12)-month period (or such shorter period as is determined by the Plan Administrator and set forth in the option agreement) following the date of cessation of Service; provided, however, that under no circumstances shall any such option be exercisable after the specified expiration date of the option term. Except to the extent otherwise provided pursuant to subparagraph I.C.4 below, each such option shall, during such twelve (12)-month or shorter period, be exercisable for any or all vested shares for which that option is exercisable on the date of such cessation of Service. Upon the expiration of such twelve
(12)-month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any such vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares in which the optionee is not otherwise at that time vested or for which the option is not otherwise at that time exercisable.

         2. Should the optionee die while in Service, or cease to remain in Service and thereafter die while the holder of one or more outstanding options under the Plan, each such option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution but, except to the extent otherwise provided pursuant to subparagraph I.C.4 below, only to the extent of the number of vested shares (if any) for which the option is exercisable on the date of the optionee's death. Such exercise must be effected prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

         3. If (i) the optionee's Service is terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such cessation of Service or (if earlier) upon such unauthorized use or disclosure of confidential or secret information or attempt thereat.

         4. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the time the optionee dies, retires at or after age 65, or ceases to remain in Service, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following death, retirement at or after age 65, or cessation of Employee status as provided in subparagraph I.C.1 or I.C.2 above, the option may be exercised not only with respect to the number of vested shares for which it is exercisable at the time of the optionee's cessation of Service, but also with respect to one or more subsequent installments in which the optionee would have otherwise vested had such cessation of Service not occurred.

         5. For purposes of the foregoing provisions of this paragraph I.C (and all other provisions of the Plan),

         - The optionee shall be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

         - The optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer not only as to the work to be performed but also as to the manner and method of performance.

    D.       Stockholder Rights.

             An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares. No adjustment shall be made for dividends or distributions (whether paid in cash, securities or other property) for which the record date is prior to the date the stock certificate is issued.

    E.       Repurchase Rights.

             The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

             The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

             All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under paragraph III of this Article Two, except to the extent: (i) any such repurchase right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

             The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article Two and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Service.

   VII.      INCENTIVE OPTIONS

             The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-qualified" or "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions:

             A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

             B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the shares of Common Stock for which one or more options granted to any employee under the Plan (or any other option plan of the Corporation or any parent or subsidiary corporation) may for the first time become exercisable as Incentive

Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

             C. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

             Except as modified by the preceding provisions of this paragraph II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

   VIII.     CORPORATE TRANSACTIONS

             A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

                (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or

                (iii) any reverse merger in which the Corporation is the surviving entity,

             then each option outstanding under this Article Two shall automatically become exercisable, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, with respect to the full number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. An outstanding option under the Plan shall not be so accelerated, however, if and to the extent (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant.

             B. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

             C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

             D. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain subject to the applicable limitations of paragraph II.B.

             E. Option grants under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   IX.       STOCK APPRECIATION RIGHTS

             A. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options. Upon the occurrence of a Hostile Take-Over effected at any time after the Corporation's outstanding Common Stock is registered under Section 12(g) of the Exchange Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan

Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

             B. For purposes of paragraph IV.A, the following definitions shall be in effect:

         A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Corporation officers and directors subject to the short-swing profit restrictions of the federal securities laws.

         The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of subparagraph I.A.3, or
    (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

             C. The shares of Common Stock subject to any option cancelled for an appreciation distribution pursuant to this paragraph V shall NOT be available for subsequent option grant under the Plan.

   X.        EXTENSION OF EXERCISE PERIOD

             The Plan Administrator shall have full power and authority, exercisable from time to time in its sole discretion, to extend, either at the time the option is granted or at any time while such option remains outstanding, the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the twelve (12)-month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

   XI.       ELIGIBILITY

             A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

             (i) each individual serving as a non-employee member of the Board on January 24, 1995, the effective date of this Automatic Option Grant Program (the "Effective Date"); and

             (ii) each individual who is first appointed or elected as a non-employee Board member at any time after the Effective Date.

             B. Limitation. Except for the option grants to be made pursuant to the provisions of this Article Three, non-employee Board members shall not be eligible to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Corporation (or its subsidiary corporations).

   XII.      TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

             A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

             (i) Each individual who first becomes a non-employee Board member at any time after the Effective Date, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 30,000 shares of Common Stock upon the terms and conditions of this Article Three. The size of such grant has been adjusted to reflect the two-for-one split of the Common Stock which occurred in December 1995, but then reduced by twenty-five percent (25%) to effect a net adjustment on a 1.5-for-one basis.

             (iii) On the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Stockholders Meeting, each individual who is at the time elected or reelected as a non-employee member of the Board shall receive an additional grant of a non-statutory option under the Plan to purchase 7,500 shares of the Common Stock, provided such individual has been a member of the Board for at least six (6) months. The size of such grant has been adjusted to reflect the two-for-one split of the Common Stock which occurred in December 1995, but then reduced by twenty-five percent (25%) to effect a net adjustment on a 1.5-for-one basis.

             The applicable 30,000-share and 7,500-share limitations on the automatic option grants to be made to non-employee Board members under this Article Three shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph V.C of Article One.

             B. Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

             C. Payment.

             The exercise price shall be payable in one of the alternative forms specified below:

             (i) full payment in cash or check made payable to the Corporation's order;

             (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

             (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Corporation's order.

             (iv) the option price may also be paid through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide irrevocable instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm.

             For purposes of this subparagraph, the Exercise Date shall be the date on which notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of paragraph I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

             D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

             E. Exercisability. The initial 30,000-share automatic grant made to each newly-elected or newly-appointed non-employee Board member shall become exercisable for the option shares in four (4) installments as follows:

             (i) The option shall become exercisable for twenty-five percent (25%) of the option shares upon the completion of twelve (12) months of Board service measured from the automatic grant date.

             (ii) The option shall become exercisable for an additional twenty-five percent (25%) of the option shares upon the completion of twenty-four (24) months of Board service measured from the automatic grant date.

             (iii) The option shall become exercisable for an additional twenty-five percent (25%) of the option shares upon the completion of thirty-six (36) months of Board service measured from the automatic grant date.

             (iv) The option shall become exercisable for the final twenty-five percent (25%) of the option shares upon the completion of forty-eight (48) months of Board service measured from the automatic grant date.

             The annual 7,500-share option grant made to each re-elected non-employee Board member shall become exercisable for all the option shares upon the optionee's completion of twelve (12) months of Board service measured from the automatic grant date.

             As the option becomes exercisable for one or more installments of the option shares, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service, except to the extent the option is otherwise to become exercisable in accordance with the provisions of paragraph III of this Article Three.

             F. Non-Transferability. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.

             G. Effect of Termination of Board Membership.

                   1. Should the optionee cease to be a Board member for any reason (other than death) while holding an automatic option grant under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time the optionee ceases service as a Board member.

                   2. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the optionee's death.

                   3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the applicable exercise period in accordance with subparagraphs 1 and 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be exercisable.

             J. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares covered by such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

             I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

   XIII.     CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

             A. In connection with any Corporate Transaction (as such term is defined in paragraph III of Article Two, above), the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

             B. In connection with any Change in Control of the Corporation, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

             (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934
    Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept; or

             (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
    (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

             C. Upon the occurrence of a Hostile Take-Over, each automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall automatically be cancelled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

             D. For purposes of this Article Three, Hostile Take-Over shall have the meaning assigned to such term in paragraph V.B of Article Two. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

             E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

             F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   XIV.      AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

             The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

   XV.       AMENDMENT OF THE PLAN

             The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the limitation of paragraph IV of Article Three. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights in the aggregate after December 31, 1993, except for permissible adjustments under paragraph V.D of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

   XVI.      EFFECTIVE DATE AND TERM OF PLAN

             A. The Corporation's 1983 Stock Option Plan was initially adopted by the Board of Directors in October 1983 and approved by the Corporation's stockholders in November 1983. In January 1987, the Plan was renamed the Komag, Incorporated 1987 Stock Option Plan. The Board then amended the Plan in May 1987 and such amendment was approved by the stockholders at the Annual Meeting held in May 1987. The Plan was subsequently amended and restated by the Board in December 1987 and January 1988, respectively, and such restatement and amendments were approved by the stockholders at the Annual Meeting held in June of 1988. The Plan was further amended by the Board in January 1991 and the amendment was approved by the stockholders in May 1991. The January 23, 1992 restatement of the Plan, together with the 1,000,000 share increase, was approved by the Board on January 23, 1992 and became effective on such date. The stockholders approved the January 23, 1992 restatement on May 21, 1992. On January 27, 1994, the Board adopted an amendment which increased the number of shares of Common Stock issuable under the Plan by an additional 1,000,000 shares. The increase was approved by the stockholders at the 1994 Annual Meeting.

             B. On January 24, 1995, the Board approved an amendment to the Plan to effect the following changes to the Automatic Option Grant Program: (i) increase the number of shares subject to the initial automatic option grant made to newly-elected or newly-appointed non-employee Board members from 3,500 shares to 20,000 shares per individual; (ii) increase the number of shares subject to the annual automatic option grant made to each re-elected non-employee Board member from 3,500 shares to 5,000 shares; and (iii) adjust the vesting schedule in effect for each such annual 5,000-share grant to provide for full vesting upon completion of one (1) year of Board service rather than annual vesting over a four (4)-year period. The amendments to the Automatic Option Grant Program were approved by the stockholders at the 1995 Annual Meeting.

             C. In January 1996 the Board approved an amendment to the Plan to
(i) eliminate the discretion of the Plan Administrator to grant options under the Discretionary Option Grant Program with an exercise price per share less than 100% of the fair market value per share of Common Stock on the grant date,
(ii) eliminate the loan provisions of the Plan pursuant to which one or more holders of options under the Discretionary Option Grant Program would have otherwise had the opportunity to finance the exercise of those options through the delivery of full-recourse promissory notes and (iii) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 3,000,000 shares. Such share increase is subject to stockholder approval at the 1996 Annual Meeting. The 3,000,000-share increase became effective when adopted by the Board, but no option granted on the basis of such increase shall become exercisable in whole or in part, unless and until the increase is approved by the Corporation's stockholders. If such stockholder approval is not obtained at the 1996 Annual Meeting, then all options granted on the basis of such increase shall terminate and cease to be outstanding, and no further options shall be granted on the basis of that increase.

             D. The special sale and remittance procedure for the exercise of outstanding options under the Plan, which was approved by the Board in January 1991, shall be in effect for all options outstanding as of January 24, 1991 which already include such procedure as a method of exercise and for all options granted after January 24, 1991. In addition, such procedure shall be available for all non-qualified options currently held by officers and directors which do not otherwise include such procedure and for any disqualifying dispositions of Incentive Option shares effected after January 24, 1991.

             E. The provisions of each restatement and amendment of the Plan apply only to stock options and stock appreciation rights granted under the Plan from and after the effective date of such restatement or amendment. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to such effective date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option or stock appreciation right) as in effect on the date each such option or stock appreciation right was previously granted, and nothing in any such restatement or amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to their acquisition of shares of Common Stock under such options or their exercise of such stock appreciation rights.

             F. Unless sooner terminated in accordance with paragraph III of Articles Two and Three, the Plan shall terminate upon the earlier of (i) January 22, 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall not be affected by the termination of the Plan and shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

             G. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Corporation's stockholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

   XVII.     USE OF PROCEEDS

             Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

   XVIII.    TAX WITHHOLDING

             The Corporation's obligation to deliver shares or cash upon the exercise or surrender of any option granted under the Discretionary Option Grant Program shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

   XIX.      NO EMPLOYMENT/SERVICE RIGHTS

             Neither the action of the Corporation in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the restated Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

   XX.       REGULATORY APPROVALS

             The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                                   EXHIBIT A

                              NON-EMPLOYEE DIRECTOR

                      NON-STATUTORY STOCK OPTION AGREEMENT